Exhibit 32

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed by Choice Hotels International, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: May 7, 2009	/s/ Stephen P. Joyce
Stephen P. Joyce
President and Chief Executive Officer

Dated: May 7, 2009	/s/ David L. White
David L. White
Senior Vice President, Chief Financial Officer & Treasurer

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